EXHIBIT 5.1

Pepper Hamilton LLP

Attorneys at Law

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

June 18, 2010

U-Store-It Trust

460 East Swedesford Road
Wayne, Pennsylvania 19087

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as counsel to U-Store-It Trust, a Maryland real estate investment trust (the “Company”), in connection with the registration statement (the “Registration Statement”) of the Company on Form S-8 under the Securities Act of 1933, as amended (the “1933 Act”), and the filing of the Registration Statement with the Securities and Exchange Commission (the “Commission”).  The Registration Statement registers the offer and sale of an additional 4,600,000 common shares of beneficial interest, par value $.01 per share (the “Shares”), of the Company, issuable pursuable to the Company’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”).

In connection with our representation of the Company and the opinions hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.  The Registration Statement, in the form in which it is to be filed with the Commission under the 1933 Act;

2.  The Articles of Amendment and Restatement of Declaration of Trust of the Company, as amended;

3.  The Second Amended and Restated Bylaws of the Company;

4.  The Plan;

5.  Resolutions adopted by the Board of Trustees of the Company relating to the Plan; and

6.  Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter.

Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP